UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2010

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

New York	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY	10580
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (914) 921-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of GAMCO Investors, Inc. (“GAMCO”) was held on May 4, 2010.  At the annual meeting: (1) seven persons were elected to serve as directors of GAMCO and (2) the appointment of Deloitte & Touche LLP as GAMCO’s independent registered public accounting firm for the year ending December 31, 2010 was ratified.

Set forth below, with respect to both  matters submitted to shareholders, are the number of votes cast for or against, and the number of abstentions and broker non-votes, where applicable.

(1) Election of Directors

NOMINEE	Votes For	Votes Withheld	Broker Non-Votes
Edwin L. Artzt	206,003,108	126,658	2,466,534
Raymond C. Avansino, Jr.	204,918,353	1,211,413	2,466,534
Richard L. Bready	205,695,583	434,183	2,466,534
Mario J. Gabelli	204,700,520	1,429,246	2,466,534
Eugene R. McGrath	206,088,499	41,267	2,466,534
Robert S. Prather, Jr.	205,431,024	698,742	2,466,534
Elisa M. Wilson	204,939,875	1,189,891	2,466,534

	Votes For	Votes Against	Abstained	Broker Non-Votes
(2) Ratification of Independent Registered
Public Accounting Firm	208,518,735	75,214	2,351	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By: /s/ Jeffrey M. Farber

Jeffrey M. Farber
Executive Vice-President and Chief Financial Officer

Date:	May 4, 2010